Exhibit 99.1

FIRST BUSEY CORPORATION 100 WEST UNIVERSITY AVENUE CHAMPAIGN, IL 61820	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 19, 2024 for shares held directly and by 11:59 p.m. Eastern Time on December 17, 2024 for shares held in the First Busey Corporation Profit Sharing Plan and Trust or in the Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BUSE2024SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 19, 2024 for shares held directly and by 11:59 p.m. Eastern Time on December 17, 2024 for shares held in the First Busey Corporation Profit Sharing Plan and Trust or in the Employee Stock Purchase Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V59100-S00871	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST BUSEY CORPORATION

The Board of Directors recommends you vote “FOR” the following proposals:				For	Against	Abstain

1.	Busey merger proposal. A proposal to approve the Agreement and Plan of Merger, dated as of August 26, 2024, by and between First Busey Corporation (“Busey”) and CrossFirst Bankshares, Inc. (the “merger agreement”) and the issuance of Busey common stock to holders of CrossFirst common stock pursuant to the merger agreement (including for purposes of complying with Nasdaq Listing Rule 5635(a)).			☐	☐	☐

2.	Busey articles amendment proposal. A proposal to approve an amendment to Busey’s amended and restated articles of incorporation to increase the authorized number of shares of Busey common stock from 100,000,000 to 200,000,000.			☐	☐	☐

3.	Busey compensation proposal. A proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Busey in connection with the transactions contemplated by the merger agreement.			☐	☐	☐

4.	Busey adjournment proposal. A proposal to adjourn the Busey special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Busey merger proposal, or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Busey common stock.			☐	☐	☐

NOTE: This proxy will be voted in the discretion of the named proxies upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus is available at www.ProxyVote.com.

V59101-S00871

FIRST BUSEY CORPORATION

Special Meeting of Stockholders

December 20, 2024 9:00 a.m. Central Time

This proxy is solicited by the Board of Directors

I, the undersigned stockholder of First Busey Corporation (“Busey”), having received notice of Special Meeting of Stockholders, do hereby nominate, constitute and appoint, each of John J. Powers and Jeffrey D. Jones, my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of Busey, $0.001 par value per share, standing in my name on its books on November 12, 2024, at the Special Meeting of the Stockholders of Busey, to be held virtually* at www.virtualshareholdermeeting.com/BUSE2024SM, on December 20, 2024, at 9:00 a.m., Central Time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” Proposals 1, 2, 3 and 4.

*There is no physical location for the Special Meeting.

Continued and to be signed on reverse side